                            SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          CANYON RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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
                          CANYON RESOURCES CORPORATION
                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 10, 1999

To Our Shareholders:

         The Annual Meeting of Shareholders ("Meeting") of Canyon Resources Corporation (the "Company"), a Delaware corporation, will be held at 3:00 p.m. (Mountain daylight time) on Thursday, June 10, 1999, at the Denver West Marriott Hotel, 1717 Denver West Blvd., Golden, Colorado, for the following purposes:

         1.   To elect one director of the Company, for a three-year term.

         2. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants for 1999.

         3. To consider and vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

         Shareholders of record at the close of business on April 23, 1999, are entitled to notice of and to vote at the Meeting. A list of the stockholders entitled to vote at the Meeting shall be open to the examination of any stockholder during ordinary business hours for a period of 10 days prior to the Meeting at the Company's headquarters, 14142 Denver West Parkway, Suite 250, Golden, Colorado.

         The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Meeting in person. Whether or not you plan to attend the Meeting, please fill in, date, sign, and mail the enclosed proxy in the return envelope as promptly as possible. Your proxy may be revoked by you at any time prior to the Meeting. The prompt return of your completed proxy will assist the Company in obtaining a quorum of shareholders for the Meeting, but will not affect your ability to change your vote by subsequent proxy or by attending the Meeting and voting in person. If you are unable to attend, your written proxy will assure that your vote is counted.

                               By Order of the Board of Directors


                               Gary C. Huber
                               Corporate Secretary
Golden, Colorado
May 1, 1999


================================================================================
         YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

         Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is required if mailed in the United States.

                         PLEASE MAIL YOUR PROXY PROMPTLY
================================================================================

                          CANYON RESOURCES CORPORATION

                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 10, 1999


         This Proxy Statement is furnished to the shareholders of Canyon Resources Corporation (the "Company"), a Delaware corporation, in connection with the solicitation by and on behalf of the Company's Board of Directors (the "Board") of proxies to be voted at the Annual Meeting of Shareholders ("Meeting") of the Company. The Meeting will be held on June 10, 1999, at 3:00 p.m. (Mountain daylight time) at the Denver West Marriott Hotel, 1717 Denver West Blvd., Golden, Colorado, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Officers and regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone if deemed necessary. Solicitation expenses will be paid by the Company.

         All proxies that are properly executed and received prior to the Meeting will be voted at the Meeting. If a shareholder specifies how the proxy is to be voted on any business to come before the Meeting, it will be voted in accordance with such specification. If a shareholder does not specify how to vote the proxy, it will be voted FOR the election of the nominee for director named in this Proxy Statement, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's auditors for 1999, and in the proxy holders' discretion on such other business as may properly come before the Meeting. Any proxy may be revoked by a shareholder at any time before it is actually voted at the Meeting by delivering written notification to the Secretary of the Company, by delivering another valid proxy bearing a later date, or by attending the Meeting and voting in person.

         This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about May 1, 1999. The Company will bear the cost of preparing, assembling, and mailing the notice, Proxy Statement, and form of proxy for the Meeting.


                                VOTING SECURITIES


         All voting rights are vested exclusively in the holders of the Company's common stock, $.01 par value (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on April 23, 1999, are entitled to notice of and to vote at the Meeting or any adjournment. At the close of business on April 23, 1999, there were 46,152,074 shares of Common Stock issued and outstanding. A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the Meeting, in person or by proxy, in order to constitute a quorum. Cumulative voting is not allowed for any purpose. Assuming a quorum is present, the nominee receiving the highest number of votes cast will be elected as director. The affirmative vote of the holders of the majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter will be necessary to ratify the appointment of the auditors.

         An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the vote on any particular proposal, abstentions will be treated as shares present and entitled to vote, and for purposes of determining the outcome of the vote on any such proposal, shall have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" on a particular proposal will not be treated as shares present and entitled to vote on the proposal.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of April 23, 1999, with respect to beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and nominee for director of the Company, by each executive officer named in the table titled "Summary Compensation Table," which appears elsewhere in this Proxy Statement, and by all officers and directors of the Company as a group. Unless otherwise noted, each shareholder has sole investment and voting power over the shares owned.




                  NAME OF                        TYPE OF           NUMBER OF       PERCENT OF
             BENEFICIAL OWNER                   OWNERSHIP           SHARES            CLASS
------------------------------------------  ------------------  ---------------  ---------------

     Richard H. De Voto                         Record and             860,698(1)       1.9%
                                                Beneficial

     Gary C. Huber                              Record and             412,561(2)         *
                                                Beneficial

     Richard T. Phillips                        Record and              75,000(3)         *
                                                Beneficial

     James E. Askew                             Record and              60,000(4)         *
                                                Beneficial

     Leland O. Erdahl                           Record and             104,289(5)         *
                                                Beneficial

     Richard F. Mauro                           Record and              50,000(6)         *
                                                Beneficial

     All Officers & Directors as a              Record and           1,562,148          3.4%
     Group (6 persons)                          Beneficial

                                                                *  Less than 1%


(1) This number includes (i) 9,719 shares owned of record; (ii) 560,628 shares held by the Richard H. De Voto Trust No. 1; (iii) 351 shares held as Co-Trustee of Trust for his mother; (iv) an option to purchase 70,000 shares at an exercise price of $3.00 per share; (v) options to purchase 100,000 shares at an exercise price of

    $1.63 per share; (vi) an option to purchase 25,000 shares at an exercise price of $2.00 per share; (vii) an option to purchase 50,000 shares at an exercise price of $2.19 per share; and (viii) an option to purchase 45,000 shares at an exercise price of $2.56 per share.

(2) This number includes (i) 207,561 shares owned of record; (ii) an option to purchase 50,000 shares at an exercise price of $3.00 per share; (iii) options to purchase 60,000 shares at an exercise price of $1.63 per share;
    (iv) an option to purchase 20,000 shares at an exercise price of $2.00 per share; (v) an option to purchase 35,000 shares at an exercise price of $2.19 per share; and (vi) an option to purchase 40,000 shares at an exercise price of $2.56 per share.

(3) This number includes (i) an option to purchase 15,000 shares at an exercise price of $3.00 per share; (ii) an option to purchase 15,000 shares at an exercise price of $1.63 per share; (iii) an option to purchase 20,000 shares at an exercise price of $2.19 per share; and (iv) an option to purchase 25,000 shares at an exercise price of $2.56 per share.

(4) This number includes (i) an option to purchase 50,000 shares at an exercise price of $3.00 per share; and (ii) an option to purchase 10,000 shares at an exercise price of $.81 per share.

(5) This number includes (i) 54,289 shares owned of record; (ii) an option to purchase 10,000 shares at an exercise price of $2.19 per share; (iii) an option to purchase 10,000 shares at an exercise price of $2.06 per share;
    (iv) an option to purchase 10,000 shares at an exercise price of $3.31 per share; (v) an option to purchase 10,000 shares at an exercise price of $3.00 per share; and (vi) an option to purchase 10,000 shares at an exercise price of $0.81 per share.

(6) This number includes an option to purchase 50,000 shares at an exercise price of $0.13 per share.

                              ELECTION OF DIRECTORS

         The Company's Bylaws formerly provided that the number of members of the Board would be six. On August 17, 1998, Robert L. Zerga resigned and the Board amended the Bylaws to reduce the number of members to five. On March 23, 1999, William C. Parks resigned and on April 9, 1999, Richard F. Mauro was appointed to fulfill Mr. Parks' remaining term.

         The Company's Bylaws provide that the number of members of the Board shall be five, divided into three classes. Cumulative voting in election of directors is not permitted. Directors are elected by plurality vote of the shares represented at the Meeting.

         One Director, Richard F. Mauro, has been nominated for election at the Meeting. UNLESS AUTHORITY IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE PROXIES WILL BE VOTED FOR THIS DIRECTOR, TO SERVE FOR A THREE-YEAR TERM OR UNTIL HIS RESPECTIVE SUCCESSOR IS ELECTED AND QUALIFIED.

                             OFFICERS AND DIRECTORS

         The following table lists the names, ages, and positions of the executive officers and directors of the Company as of April 23, 1999. Directors are divided into classes, each of which is elected to serve for three years, with one class being elected each year. All officers have been appointed to serve until their successors are elected and qualified. Additional information regarding the business experience, length of time served in each capacity, and other matters relevant to each individual is set forth below the table.

                                                                                                DIRECTORS' TERMS
              NAME                    AGE                      POSITION                              EXPIRE
-------------------------------------------------------------------------------------------------------------------

Richard H. De Voto                    64      President, Director and Chairman of                     2001
                                              the Board

Gary C. Huber                         47      Vice President-Finance, Corporate                       2000
                                              Secretary and Director

James E. Askew                        50      Director                                                2000

Leland O. Erdahl                      70      Director                                                2000

Richard F. Mauro                      54      Director                                                1999

Richard T. Phillips                   44      Treasurer


         DR. RICHARD H. DE VOTO was a founder of the Company and has been a Director of the Company since its formation in 1979. Dr. De Voto served as President of the Company from September 1979 to April 1985, and became President again in April 1987. He is President of CR Montana Corporation, CR Briggs Corporation, and CR International Corporation, each wholly owned subsidiaries of the Company. Dr. De Voto is Professor Emeritus of Geology at the Colorado School of Mines, where he taught from 1966 to 1987. Dr. De Voto was a founder of the private Australian mining firm, Canyon Resources Proprietary Ltd., which later became Delta Gold N.L., a publicly listed company of which he was a Director from 1983 to 1989.

         GARY C. HUBER was a founder of the Company and served as Corporate Secretary of the Company from inception in 1979 through June 1986, as Treasurer from 1980 through December 1991, as Vice President from April 1985 to April 1987, and as Vice President-Finance since April 1987. He was elected as a Director of the Company in June 1985 and served as President of CR Minerals Corporation, a wholly owned subsidiary of the Company. Dr. Huber has been responsible for the financial operations of the Company since its inception and currently serves as Corporate Secretary.

         JAMES E. ASKEW has been a Director of the Company since June 1997. He is currently the President and CEO of Golden Star Resources Inc., and has just finished his role of President and CEO of Rayrock Resources Inc. He is also currently the President of International Mining & Finance Corporation, a venture capital and private investment group targeting gold and base-metal opportunities internationally. From 1987, until it was merged with Ashanti Goldfields Limited in October 1996, Mr. Askew was President and Managing Director of Golden Shamrock Mines, Ltd. He serves as Director to several mining companies including, Ausdrill Ltd., Nelson Golden Corporation Ltd., Carpenter Pacific Resources, Prospex Mining Corporation, Nord Resources Corporation and Silver Standards Resources.

         LELAND O. ERDAHL has been a Director of the Company since February 1986. He served as President and CEO of Stolar, Inc., a privately held service and communication supply company for the mining industry, from July 1987 to September 1991, and as President and CEO of Albuquerque Uranium Corporation, a privately held company engaged in the production and sale of uranium from November 1987 to January 1992. Mr. Erdahl also served as a Vice President and Chief Financial Officer of Amax Gold Inc. from March, 1997 to June, 1998. Mr. Erdahl serves as a Director of Hecla Mining Company, Uranium Resources, Inc., and Original Sixteen to

One Mine, Inc., all publicly held mineral resources companies, and as a trustee of a group of John Hancock Mutual Funds, all publicly held investment entities. Mr. Erdahl also serves as a consultant to the mining industry.

         RICHARD F. MAURO was appointed a Director of the Company on April 9, 1999 to fill the unexpired term of Mr. Parks. He was a co-founder and served as Executive Vice President of Castle Group, Inc., an investment management firm, from 1992 to 1997. In 1985 he co-founded the law firm Parcel Mauro and served as President. He was former President of Sundance Oil Exploration Company in 1985. He currently serves as a Director of Glencar Mining PLC and Argosy Mining Corp.

         RICHARD T. PHILLIPS was appointed Treasurer of the Company in December 1991. Initially joining the Company as Controller in July 1991, he is responsible for the Company's cash management, risk management, and financial reporting functions. From 1988 to 1991, Mr. Phillips served as Controller for Western Gold Exploration and Mining Company, a gold mining partnership between Minorco and Inspiration Resources Corporation.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1998, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met, with the exception that Messrs. De Voto, Huber and Phillips, each filed one Form 4 one day late.


                          BOARD MEETINGS AND COMMITTEES

         During the Company's 1998 fiscal year, the Board met ten times. All of the Directors were present or attended by conference call for 75% or more of the meetings of the Board and committees upon which they served that were held during their individual incumbencies.

         The Company's Audit Committee ("Audit Committee") is comprised of Messrs. Erdahl and Mauro, all independent Directors of the Company. The Audit Committee recommends the selection and reappointment of the Company's independent certified public accountants to the Board and reviews the proposed scope, content, and results of the audit performed by the accountants, and any reports and recommendations made by them. The Audit Committee held two meetings in 1998.

         The Company's Compensation Committee ("Compensation Committee") is currently comprised of Messrs. Askew and Erdahl, with Dr. De Voto as a non-voting member. The Compensation Committee reviews and makes recommendations to the Board concerning the salaries paid to the Company's officers.
The Compensation Committee held two meetings in 1998.

         The Company has no nominating or executive committee.

                             EXECUTIVE COMPENSATION


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. James E. Askew, Leland O. Erdahl, and Richard H. De Voto currently serve as the Compensation Committee for the Board. Dr. De Voto, the President of the Company, is a non-voting member of the Compensation Committee. Other than Dr. De Voto, no committee member is an officer or employee of the Company or any of its subsidiaries.


                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION


         OVERALL POLICY

         Salary compensation of the Company's executive officers is determined by the Board. The Compensation Committee is responsible for considering specific information and making recommendations to the full Board. The Compensation Committee is comprised of two outside directors appointed annually by the Board. The Compensation Committee's consideration of and recommendations regarding executive compensation are guided by a number of factors described below. The objectives of the Company's total executive compensation package are to attract and retain the best possible executive talent, to provide an economic framework to motivate the Company's executives to achieve goals consistent with the Company's business strategy, to provide an identity between executive and shareholder interests through stock option plans, and to provide a compensation package that recognizes an executive's individual results and contributions in addition to the Company's overall business results.

         In making recommendations concerning executive compensation, the Committee reviews individual executive compensation, corporate performance, stock price appreciation, and total return to shareholders for the Company as well as a peer group of public North American gold-mining companies. The peer group of companies used for compensation analysis includes many of the selected peer group identified in the Performance Graph set forth below.

         The Compensation Committee recommends to the Board compensation levels for the President (Chief Executive Officer) and other officers of the Company. In reviewing individual performance of executives whose compensation is detailed in this Proxy Statement, the Compensation Committee takes into account the views of Richard H. De Voto, the Company's Chief Executive Officer and non-voting member of the Committee.


         SALARIES

         The key elements of the Company's executive compensation consist of base salary, an incentive compensation plan, and stock options. The Board acts on salary levels of officers and on the incentive compensation plan, and the Compensation Committee makes recommendations on employee stock option awards.

         Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other similar mining companies.

         The salary levels of the Chief Executive Officer and other officers of the Company for the following calendar year are generally established by the Board at its December meeting. Specific individual performance and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer. In a particular business unit, such unit's financial, operating, cost containment, and productivity results are also considered. The Compensation Committee, where appropriate, also considers other performance measures, such as increase in market share, safety, environmental awareness, and improvements in relations with shareholders, employees, the public, and government regulators.

         Gold prices continued to fall during 1998 and specific events which occurred in Montana created a difficult year for the Company. Gold prices fell to the lowest levels observed in years and the Company's stock fell to a record low. The Compensation Committee and the Board did consider that the Company was successful in spite of the extremely depressed gold market in the following areas: (i) the Briggs Mine produced 20% more gold from the prior year, (ii) the cost per ounce of gold produced decreased, (iii) the Briggs project debt was reduced substantially, (iv) the Company raised $2.5 million during the year in equity sales, (v) the Company sold its industrial minerals division in a timely manner, and (vi) the Company completed substantial cost reductions at both the corporate and project levels. However, 1998 was still a very difficult year.

         The Compensation Committee believes that the Chief Executive Officer, as well as the other officers of the Company, are strongly motivated and dedicated to the growth in shareholder value of the Company. The Compensation Committee further believes that the Chief Executive Officer, as well as the other officers of the Company, are receiving salary compensation in the mid-range of peer-group levels and that their performance incentives are heavily based on their personal shareholding and/or incentive stock options in the Company. Because of the pricing problems facing the gold industry and the Company, no increases in base annual cash compensation have been granted since April 1, 1996 to Messrs. De Voto and Huber, and these executive officers have deferred a portion of their base salary in 1998. Mr. Phillips' base salary was increased to $100,000 per annum, effective April 1, 1998. Stock options were, however, granted to officers with the view that such awards align their interest directly with that of the shareholders.


         INCENTIVE COMPENSATION PLAN

         The Company's Board of Directors is committed to providing a strong incentive compensation opportunity to encourage and reward superior performance. Corporate objectives are to build a team-driven environment which will result in increased mineral production, cash flow and profitability by means of development of current reserves and discovery of new mineral deposits. On January 1, 1997, a performance-driven, variable pay Incentive Compensation Plan was implemented by the Board, designed to measure and reward executive officer's performance based on several key performance indicators. The indicators used to measure performance include (1) annual share price change compared to a peer group of companies, (2) cash flow, (3) net income per share, (4) ounces of gold produced, (5) total mineable (profitable) ounces of gold reserves, (6) successful completion of merger and/or acquisition transactions, and (7) discretionary critical behavior as determined by the President.

         The Board of Directors feels that by moving from a "fixed" base pay compensation structure to a structure with more emphasis on "variable" incentive pay, a corporate environment will be created which is goal-oriented, results-driven, profit-focused, time sensitive and entrepreneurial. No payments have been made under this plan.

         STOCK OPTIONS

         Under the Company's 1982 Incentive Stock Option Plan as amended ("ISO Plan"), which was approved by shareholders, stock options are granted to the Company's key employees, including the individuals whose compensation is detailed in this Proxy Statement. The Compensation Committee sets the size of the stock option grants based on factors, including competitive compensation data, similar to those used to determine salaries.

         Stock options are intended to align the interests of the executives with those of the shareholders. All stock options granted from the ISO Plan are granted with an exercise price equal to the market price of the Common Stock on the date of grant and are generally exercisable over a 2-5 year period. This approach is designed to provide executive incentive for creation of additional shareholder value over the long term since the benefit of the option awards cannot be realized unless stock price appreciation occurs.


         CONCLUSION

         The Company's executive compensation is linked to individual and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle, and in particular the depressed gold prices, from time to time may result in an imbalance for a particular period.

         This Report has been provided by the Compensation Committee.

                                    James E. Askew(1)
                                    Leland O. Erdahl(1)
                                    Richard H. De Voto(2)

(1) Member of Compensation Committee
(2) Non-voting member of Compensation Committee

                            COMPENSATION OF OFFICERS

    The following tables show compensation during the fiscal years ended December 31, 1998, 1997, and 1996, and option grants and option exercises during the fiscal year ended December 31, 1998, of those persons who were, at December 31, 1998 (i) the Chief Executive Officer and (ii) the three other most highly compensated executive officers of the Company whose total compensation exceeded $100,000.




                           SUMMARY COMPENSATION TABLE



                                               Annual            Long-term
                                            Compensation       Compensation
                                            ------------      ---------------
                                                                  Awards
                                                              ---------------
                                                                Securities
                                                                Underlying             All Other
      Name and                                 Salary(1)          Options             Compensation
  Principal Position        Year                 ($)                (#)                  ($)(2)
-----------------------  ---------          ------------      ---------------         --------------

Richard H. De Voto          1998               200,000             150,000                 4,800
President, CEO              1997               200,000             155,000                 4,800
                            1996               197,500              45,000                 4,500

Gary C. Huber               1998               152,250             100,000                 4,289
Vice President-             1997               152,250              75,000                 4,567
   Finance                  1996               150,438              40,000                 4,500

John R. Danio(3)            1998                83,796                  --                29,485
Vice President-             1997               127,500              15,000                 3,825
   Operations               1996               125,625              25,000                 3,769

Richard T. Phillips         1998                97,500              50,000                 2,925
Treasurer                   1997                90,000              20,000                 2,700
                            1996                90,000              25,000                 2,700

(1) 1998 Annual Compensation for Messrs. De Voto and Huber include deferred amounts of $20,833 and $9,271, respectively.
(2) Except as noted below with respect to Mr. Danio, all amounts included in All Other Compensation were paid pursuant to the Company's 401(k) plan.
(3) Mr. Danio's employment was terminated on August 15, 1998. All Other Compensation includes a severance payment of $26,971 in connection with his termination.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                      INDIVIDUAL GRANTS                                         Potential Realizable Value at
---------------------------------------------------------------------------------------------      Assumed Annual Rates of
                      Number of Securities    Percent of Total                                     Stock Price Appreciation
                       Underlying Options    Options Granted to     Exercise or                         for Option Term
                             Granted         Employees in Fiscal    Base Price     Expiration   ------------------------------
        Name                   (#)                Year 1998           ($/Sh)          Date         5% ($)           10% ($)
-------------------   ---------------------  ------------------     ------------   -----------  ------------     -------------
Richard H. De Voto         150,000(1)              30.9%               0.25         12/09/03        10,361          22,894

Gary C. Huber              100,000(1)              20.6%               0.25         12/09/03         6,907          15,263

Richard T. Phillips         50,000(1)              10.3%               0.25         12/09/03         3,454           7,631


(1) Options were granted on December 10, 1998, and first become exercisable after the second anniversary of the date of grant. The options were granted at an exercise price equal to the Common Stock closing price as quoted on AMEX on the grant date.





                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES



                        Number of Securities Underlying        Value of Unexercised
                         Unexercised Options at FY-End      In-The-Money Options at FY-
                                     (#)                             End($)(1)
                        -------------------------------    -----------------------------
         Name             Exercisable     Unexercisable     Exercisable    Unexercisable
---------------------   ---------------   -------------    -------------   -------------
Richard H. De Voto           290,000         335,000             0              0

Gary C. Huber                205,000         175,000             0              0

Richard T. Phillips           75,000          70,000             0              0

(1) Based on the closing price of $0.25 of the Common Stock as quoted on AMEX December 31, 1998.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following graph shows the cumulative total shareholder return on the Company's Common Stock for the period December 31, 1993, through December 31, 1998, compared to the cumulative total return of three other stock market indices: 1) the AMEX Market Value Index, 2) an index comprised of a group of peer companies engaged in precious metal mining, and 3) the Standard and Poor's Gold Index.

         The peer group of North American mining companies includes data from nine companies, all of which are listed on NASDAQ, AMEX, or NYSE. The nine companies are: Alta Gold Co., Bema Gold Corporation, Coeur d'Alene Mines Corporation, Crown Resources Corporation, Dayton Mining Corporation, Glamis Gold Ltd., Hecla Mining Company, Sunshine Mining and Refining Company, and Vista Gold Corp. The Standard and Poor's Gold Index includes data from five large North American gold mining companies: Barrick Gold Corporation, Battle Mountain Gold Company, Homestake Mining Company, Newmont Gold Company, and Placer Dome Inc.



TOTAL RETURN ANALYSIS             12/31/93        12/30/94      12/29/95     12/31/96       12/31/97     12/31/98
Canyon Resources                     $100           $38.45       $ 60.00      $ 64.62       $ 27.68      $  6.15
S&P Gold                             $100           $80.79       $ 90.93      $ 90.25       $ 59.32      $ 52.01
Amex Market Value Index              $100           $90.89       $114.89      $122.25       $148.27      $150.85
Peer Group                           $100           $78.76       $ 66.35      $ 60.05       $ 27.94      $ 16.62

                            COMPENSATION OF DIRECTORS

         During 1998, the Company paid its Directors who are not officers, employees, or otherwise retained by the Company an annual Director's fee of $5,000, plus $1,000 for each attended meeting of the Board ($250 for each telephonic meeting) and $500 for each Compensation and Audit Committee meeting. The Chairman of the Audit Committee received an additional $2,000 of compensation. The Company reimburses its Directors for expenses incurred in attending meetings.

         During 1998, Leland O. Erdahl, James E. Askew, and William C. Parks, were each granted options to purchase 10,000 shares of common stock under the Company's Non-Qualified Stock Option Plan. The options were granted at an exercise price of $0.81 per share, the closing market price of the Company's common stock on the date of the grant. The options are exercisable as of June 10, 1999, and expire on June 9, 2003. Mr. Parks resigned from the Board effective March 23, 1999, and his 1998 grant will expire if not exercised on or before June 21, 1999. Richard F. Mauro was appointed to fulfill the unexpired term of Mr. Parks on April 9, 1999 and was granted an option to purchase common stock under the Company's Non-Qualified Stock Option Plan. Mr. Mauro was granted an option to purchase 50,000 shares at an exercise price of $0.13 per share, the closing market price of the Company's common stock on the date of the grant. The options are exercisable immediately, and expire on April 8, 2004.

         CHANGE IN CONTROL ARRANGEMENT

         The Company has entered into employment agreements with certain executive employees, including Messrs. De Voto, Huber, and Phillips which are only effective in the event of a "change in control" of the Company, as defined in the employment agreements. Upon the occurrence of such a change in control, the Company has agreed to continue the executives' employment and the executives have agreed to remain in the Company's employ for a period ranging from six to twenty-four months after such change in control (the "Employment Period"). During the Employment Period, the executive shall receive an annual base salary at least equal to twelve times the highest monthly base salary paid to the executive by the Company during the twelve-month period immediately preceding the month in which the change of control occurs. Further, under the agreement, the executive may terminate the employment agreement for "good reason." If terminated for good reason, the executive is entitled to receive any accrued obligations to such executive plus the executive's salary payable for the remainder of the Employment Period. "Good reason" is defined in the agreement to include: (i) a significant diminution of the executive's duties, (ii) a failure of the Company to pay salary and other amounts due under the agreement, (iii) requiring the executive to move beyond a 20 mile radius of the Company's principal office, (iv) an unauthorized termination of the executive, or (v) failure of the Company to require any successor company to honor the provisions of the employment agreement.


RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has appointed PricewaterhouseCoopers LLP to audit the Company's financial statements prepared in connection with the submittal of the Company's Report on Form 10-K for the fiscal year ending December 31, 1999. The Board recommends that the shareholders ratify that appointment.
PricewaterhouseCoopers LLP has audited the Company's financial statements since inception.

         The Company has requested representatives of PricewaterhouseCoopers LLP to be present at the Meeting, will make available to such representatives an opportunity to make a statement if they so desire, and expects them to be available to respond to appropriate questions.

         THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS UNLESS A CONTRARY DIRECTION IS INDICATED.


                              SHAREHOLDER PROPOSALS

         Proposals by shareholders of the Company to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company no later than January 6, 2000, to be included in the Company's Proxy Statement and proxy for that meeting. If a shareholder intends to submit a proposal at the meeting that is not included in the Company's proxy statement, and the shareholder fails to notify the Company prior to March 17, 2000 of such proposal, then the proxies appointed by the Company's management would be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. The proponent must be a record or beneficial owner entitled to vote on his or her proposal at the next Annual Meeting and must continue to own such security entitling him or her to vote through that date on which such meeting is held. The proponent must own 1% or more of the outstanding shares or $2,000.00 in value of the Company's Common Stock and must have owned such shares for one year in order to present a shareholder proposal to the Company.

                                  ANNUAL REPORT

         The Annual Report to Shareholders concerning the operation of the Company during the fiscal year ended December 31, 1998, including certified financial statements for the year then ended, has been enclosed with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not to be considered a part of the soliciting material.

                                  OTHER MATTERS

         The Board knows of no other special business to be presented at the Meeting. If other matters properly come before the Meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgement.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         UPON A WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED COMMON STOCK OF THE COMPANY LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 23, 1999. ANY REQUEST BY A SHAREHOLDER FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO THE COMPANY'S SECRETARY, C/O CANYON RESOURCES CORPORATION, 14142 DENVER WEST PARKWAY, SUITE 250, GOLDEN, COLORADO 80401.

                                       By Order of the Board of Directors



                                       Gary C. Huber
May 1, 1999                            Corporate Secretary

PROXY                     CANYON RESOURCES CORPORATION                    PROXY
                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401

The undersigned holder of Common Stock acknowledges receipt of Notice of an Annual Meeting of Shareholders of Canyon Resources Corporation, hereby appoints Richard H. De Voto and Gary C. Huber, or either of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Canyon Resources Corporation held of record by the undersigned on April 23, 1999, at the Annual Meeting of Shareholders to be held on June 10, 1999, or at any adjournment thereof, with respect to the following:

1.   ELECTION OF DIRECTOR - Nominee:         Richard F. Mauro

            /  / FOR nominee        /  / WITHHOLD AUTHORITY to vote for nominee

IF AUTHORITY IS NOT EXPRESSLY WITHHELD, IT SHALL BE DEEMED GRANTED.
-------------------------------------------------------------------------------


2.       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

           /  / FOR                /  / AGAINST             /  / ABSTAIN

This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise. This Proxy, when properly executed, will be voted as directed above by the undersigned shareholders. If no direction is made, it will be voted FOR the nominee named in Item 1, and FOR the Ratification of the appointment of the independent public accountants in Item 2, and in the Proxies' discretion on such other business as may properly come before the Meeting.

                     Date:
                          ------------------------------------------------

                     -----------------------------------------------------
                     Signature

                     -----------------------------------------------------
                     Signature if held jointly

         (Please sign EXACTLY as your name appears on your stock certificate(s). If more than one name appears because of joint ownership, all joint owners should sign.)